HERITAGE CASH TRUST
                       HERITAGE CAPITAL APPRECIATION TRUST
                        HERITAGE GROWTH AND INCOME TRUST
                              HERITAGE INCOME TRUST
                              HERITAGE SERIES TRUST

         AMENDED AND RESTATED MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

     The investment companies listed on Appendix A attached hereto (each a "Fund" and collectively, the "Funds") hereby adopt this Multiple Class Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").

A.   CLASSES OFFERED
     ---------------

     Each Fund may from time to time issue one or more of the following Class A, Class B, Class C, Class I, Class R3 and Class R5 shares:

     1. CLASS A. Class A shares are offered to investors of each of the Funds subject to an initial sales charge. The maximum sales charge varies between 0.00% and 4.75% of the amount invested and may decline based on discounts for volume purchases. The initial sales charge may be waived for certain eligible purchasers or under certain circumstances.

     If the initial sales charge is waived on a purchase of shares, a contingent deferred sales load ("CDSL") of up to 1.00% may be imposed on any redemption of those sales within eighteen (18) months of the purchase. Class A shares also are subject to an annual service fee ranging from 0.15% to 0.25% and a distribution fee ranging from 0.00% to 0.25% of the average daily net assets of the Class A shares paid pursuant to a plan of distribution adopted pursuant to Rule 12b-1. Class A shares require an initial investment of $1,000, except for certain retirement accounts and investment plans for which lower limits may apply.

     2. CLASS B. Class B shares are offered to investors through exchange from Class B shares of one Fund to another Fund and through dividend reinvestment. The maximum CDSL for Class B shares of each Fund is equal to 5% of the lower of:
(1) the net asset value of the shares at the time of purchase or (2) the net asset value of the shares at the time of redemption. The CDSL will decline over a eight-year period after purchase to 0%, at the end of which the Class B shares will convert to Class A shares at relative net asset value.

     Class B shares are subject to an annual service fee of up to 0.25% of average daily net assets and a distribution fee of up to 0.75% of average daily net assets of the Class B shares of each Fund, each paid pursuant to a plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act. Class B shares require an initial investment of $1,000, except for certain retirement accounts and investment plans for which lower limits may apply.

     3. CLASS C. Class C shares are offered to investors of each of the Funds subject to a CDSL on redemptions of shares held less than one year. The Class C CDSL is equal to 1% of the lower of: (1) the net asset value of the shares at the time of purchase or (2) the net asset value of the shares at the time of redemption. Class C shares held longer than one year and Class C shares acquired through reinvestment of dividends or capital gains distributions on shares otherwise subject to a Class C CDSL are not subject to the CDSL. The CDSL for Class C shares of the Funds may be waived under certain circumstances. Class C shares are subject to an annual service fee ranging from 0.15% to 0.25% of average daily net assets and a distribution fee ranging from 0.00% to 0.75% of average daily net assets of the Class C shares of the Fund, each paid pursuant to a plan of distribution adopted pursuant to Rule 12b-1. Class C shares require an initial investment of $1,000, except for certain retirement accounts and investment plans for which lower limits may apply.

     4. CLASS I. Class I shares are offered, or may be offered in the future, to investors of each Fund (with the exception of the Funds of Heritage Cash Trust) without the imposition of an initial sales charge or CDSL and are not subject to any service or distribution fees. Class I shares are available for investment only by the types of investors described in a Fund's registration statement.

     5. CLASS R3. Class R3 shares are offered, or may be offered in the future, to investors of each Fund (with the exception of the Funds of Heritage Cash Trust) without the imposition of an initial sales charge or CDSL. Class R3 shares are subject to an annual distribution and/or service fee ranging from 0.00% to 0.50% of the average daily net assets of the Class R3 shares of the Fund, each paid pursuant to a plan adopted pursuant to Rule 12b-1. Class R3 shares are available for investment only by the types of investors described in a Fund's registration statement.

     6. CLASS R5. Class R5 shares are offered, or may be offered in the future, to investors of each Fund (with the exception of the Funds of Heritage Cash Trust) without the imposition of an initial sales charge or CDSL and are not subject to any distribution fees. Class R5 shares are available for investment only by the types of investors described in a Fund's registration statement.

The Class A, B, C, I, R3 and R5 shares may subsequently be offered pursuant to an initial sales charge and/or CDSL (each of which may be subject to reduction or waiver), as permitted by the 1940 Act and as described in a Fund's registration statement.

B.   EXPENSE ALLOCATIONS OF EACH CLASS
     ---------------------------------

     Certain expenses may be attributable to a particular class of shares of each Fund ("Class Expenses"). Class Expenses are charged directly to the net assets of the particular class and, thus, are borne on a pro rata basis by the outstanding shares of that class.

     Each class may pay a different amount of the following expenses: (1) distribution and service fees; (2) transfer agent fees identified as being attributable to a specific class; (3) stationery, printing, postage, and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a class; (4) state blue sky and foreign registration/notification fees and/or expenses incurred by a specific class of shares; (5) Securities and Exchange Commission registration fees incurred by a specific class of shares; (6) expenses of administrative personnel and services required to support the shareholders of a specific class; (7) Trustees' fees or expenses incurred as a result of issues relating to a specific class of shares; (8) accounting and consulting expenses relating solely to a specific class of shares; (9) expenses of a registered independent public account firm relating solely to a specific class of shares; (10) litigation and other legal expenses relating to a specific class of shares; (11) any fees imposed pursuant to a non-Rule 12b-1 shareholder services plan that relate to a specific class of shares; (12) expenses incurred in connection with shareholders meetings as a result of issues relating to a specific class of shares; and (13) any additional expenses, not including investment management fees, investment advisory fees, custodial fees or other expenses relating to the management of the Trust's assets, if such expenses are actually incurred in a different amount with respect to a class that are of a different kind or to a different degree than with respect to one or more other classes.

     All expenses not hereafter designated as Class Expenses shall be allocated to each class on the basis of the NAV of that class in relation to the net asset value of a Fund.

     However, notwithstanding the above, each Fund may allocate all expenses other than Class Expenses on the basis of the relative net assets (settled shares) of each class, as permitted by Rule 18f-3 under the 1940 Act.

C.   WAIVERS AND REIMBURSEMENTS
     --------------------------

     Heritage Asset Management, Inc. ("Heritage") or the Funds' distributor may choose to waive or reimburse expenses of a Fund. Such waiver or reimbursement may be applicable to some or all of the classes and may be in different amounts for one or more classes.

D.   INCOME, GAINS AND LOSSES
     ------------------------

     Income and realized and unrealized capital gains and losses shall be allocated to each class on the basis of the net asset value of that class in relation to the net asset value of the Fund.

     The Fund may allocate income and realized and unrealized capital gains and losses to each share based on relative net assets (settled shares) of each class, as permitted by Rule 18f-3 under the 1940 Act.

E.   DIVIDENDS
     ---------

     Dividends paid by each Fund, with respect to its classes of shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time and will be in the same amount, except that any expenses relating to a class of shares will be borne exclusively by that class.

F.   EXCHANGE FEATURES
     -----------------

     Shares of each class generally will be permitted to be exchanged only for shares of a class with similar characteristics in another Fund. Investors in Class A, Class B, Class C, Class I, Class R3 and Class R5 shares may exchange those shares for shares of the corresponding class of any other mutual fund for which Heritage serves as investment adviser as set forth in the registration statements for the Funds. All exchanges are subject to the minimum investment requirements and any other applicable terms set forth in the registration statements for the Funds whose shares are being acquired.

     These exchange privileges may be modified or terminated by a Fund, and exchanges may be made only into Funds that are registered legally for sale in the investor's state of residence.

G.   VOTING RIGHTS
     -------------

     Each share of each Fund entitles the shareholder of record to one vote. Each class of shares of the Fund will vote separately as a class with respect to any distribution plan pursuant to Rule 12b-1 under the 1940 Act applicable to that class and on other matters for which class voting is required under applicable law. Shareholders of each of Class A, Class B, Class C, Class I, Class R3 and Class R5 will vote separately as a class to approve any material increase in payments authorized under the distribution plan applicable to each class.

H.   ADDITIONAL INFORMATION
     ----------------------

     This Multiple Class Plan is qualified by and subject to the terms of the then current registration statement for the applicable classes; provided, however, that none of the terms set forth in any such registration statement shall be inconsistent with the terms of the classes contained in this Plan. The registration statements for the Class A, Class B, Class C, Class I, Class R3 and Class R5 shares contain additional information about those classes and each Fund's multiple class structure.


Dated:  Amended and restated on September 13, 2005

                                   APPENDIX A

                          TO THE HERITAGE MUTUAL FUNDS
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3


Heritage Cash Trust:
     Money Market Fund - Class A, Class B and Class C shares
     Municipal Money Market Fund - Class A shares

Heritage Capital Appreciation Trust - Class A, Class B, Class C, Class I, Class R3 and Class R5 shares

Heritage Growth and Income Trust - Class A, Class B, Class C, Class I, Class R3 and Class R5 shares

Heritage Income Trust:
     High Yield Bond Fund - Class A, Class B, Class C, Class I, Class R3 and
       Class R5 shares
     Intermediate Government Fund - Class A, Class B, Class C, Class I, Class R3 and Class R5 shares

Heritage Series Trust:

     Small Cap Stock Fund - Class A, Class B, Class C, Class I, Class R3 and
       Class R5 shares
     Value Equity Fund - Class A, Class B, Class C, Class I, Class R3 and Class
      R5 shares
     Growth Equity Fund - Class A, Class B, Class C, Class I, Class R3 and Class
       R5 shares
     Mid Cap Stock Fund - Class A, Class B, Class C, Class I, Class R3 and
       Class R5 shares
     International Equity Fund - Class A, Class B, Class C, Class I, Class R3
       and Class R5 shares
     Diversified Growth Fund - Class A, Class B, Class C, Class I, Class R3
       and Class R5 shares
     Core Equity Fund - Class A, Class C, Class I, Class R3 and Class R5 shares



Dated:   April 3, 2002, as amended September 13, 2005